EXHIBIT 99.2

                      Solicitation and Marketing Materials

                                 STOCK OFFERING

                                    QUESTIONS
                                        &
                                     ANSWERS

                         ALASKA PACIFIC BANCSHARES, INC.

       The proposed stock holding company for Alaska Federal Savings Bank

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THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND, OR ANY OTHER GOVERNMENT AGENCY.
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                           FACTS ABOUT THE CONVERSION

The Board of Directors of Alaska Federal Savings Bank ("Alaska Federal") unanimously adopted a Plan of Conversion to convert from a federally chartered mutual to a federally chartered stock savings bank to be known as Alaska Pacific Bank and become a wholly-owned subsidiary of a new holding company, Alaska Pacific Bancshares, Inc. ("Alaska Pacific"). As part of the Conversion, Alaska Pacific will offer shares of its common stock for sale to the public.

This brochure answers some of the most frequently asked questions about the Conversion and about your opportunity to invest in Alaska Pacific.

Investment in the stock of Alaska Pacific involves certain risks. For a discussion of these risks and other factors, including a complete description of the offering, investors are urged to read the accompanying Prospectus, especially the discussion under the heading "Risk Factors."

WHY IS ALASKA FEDERAL CONVERTING?
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The Conversion will allow you to purchase stock and share in Alaska Pacific's future.

The stock form of organization will provide Alaska Federal with greater operating flexibility, enhance access to capital markets, and facilitate expansion of products and services to members of our communities.

WILL THE CONVERSION AFFECT ANY OF MY DEPOSIT ACCOUNTS OR LOANS?
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No. The Conversion will not affect the balance or terms of any deposit account or loan. Your deposits will continue to be federally insured by the Federal Deposit Insurance Corporation ("FDIC") to the maximum legal limit. Your deposit account is not being converted to stock.

WHO IS ELIGIBLE TO PURCHASE STOCK IN THE SUBSCRIPTION OFFERING?
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Current and certain former depositors and certain borrowers of Alaska Federal and Alaska Pacific's Employee Stock Ownership Plan.

HOW MANY SHARES OF STOCK ARE BEING OFFERED AND AT WHAT PRICE?
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Alaska Pacific is offering up to 805,000 shares of common stock, the maximum without further regulatory approval, as described in the Prospectus, at a price of $10.00 per share.

HOW MUCH STOCK MAY I BUY?
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The minimum order is 25 shares or $250. Generally, no person may purchase more than $125,000 of common stock in the subscription offering and no person, together with associates of and persons acting in concert with such person, may purchase more than $250,000 of common stock.

DO MEMBERS HAVE TO BUY STOCK?
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No. However, the Conversion will allow Alaska Federal's depositors and certain borrowers an opportunity to buy stock and become charter shareholders of Alaska Pacific.

HOW DO I ORDER STOCK?
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You must complete the enclosed Stock Order and Certification Form. Instructions for completing your Stock Order and Certification Form are contained in this packet. Your order must be received by Alaska Federal prior to 12:00 Noon, Alaska Time, on June 16, 1999.

HOW MAY I PAY FOR MY SHARES OF STOCK?
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First, you may pay for stock by check, cash or money order. If paying by cash, please stop at any one of the Alaska Federal's tellers and convert your cash to a check. Interest will be paid by Alaska Federal on these funds at the passbook annual percentage yield from the day the funds are received until the completion or termination of the Conversion. Second, you may authorize us to withdraw funds from your Alaska Federal savings account or certificate of deposit for the amount of funds you specify for payment. You will not have access to these funds from the day we receive your order until completion or termination of the Conversion.

CAN I PURCHASE SHARES USING FUNDS IN MY ALASKA FEDERAL SAVINGS BANK IRA ACCOUNT?
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Yes, however, you must establish a self-directed IRA account at a brokerage firm or trust department to which you can transfer a portion or all of your IRA account at Alaska Federal that will enable such purchase. Please call our Stock Information Center as early as possible for additional information as an IRA transfer can take time to accomplish.

WILL THE STOCK BE INSURED?
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No.  Like any other common stock, Alaska Pacific's stock will not be insured.

WILL DIVIDENDS BE PAID ON THE STOCK?
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Alaska Pacific intends to pay a quarterly cash dividend, initially at an annualized rate of $0.20 per share starting after the completion of the first full quarter after the Conversion. The Board of Directors may declare and pay special cash dividends in addition to, or in lieu of, regular cash dividends. Declarations or payments of any dividends, whether regular or special, will be determined by Alaska Pacific's Board of Directors.

HOW WILL THE STOCK BE TRADED?
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Alaska Pacific's stock will trade on the OTC Bulletin Board or the National Daily Quotation "Pink Sheets" published by the National Quotation Bureau Inc.

ARE OFFICERS AND DIRECTORS OF ALASKA FEDERAL PLANNING TO PURCHASE STOCK?
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Yes! Alaska Federal's executive officers and directors plan to purchase, in the aggregate, $660,000 worth of stock.

MUST I PAY A COMMISSION?
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No. You will not be charged a commission or fee on the purchase of shares in the Conversion.

HOW MANY VOTES DO I HAVE?
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Your proxy card(s) show(s) the number of votes you have. Every depositor entitled to vote may cast one vote for each $100 or fraction thereof, on deposit as of the voting record date, April 30, 1999, up to 1,000 votes. Borrowers of Alaska Federal as of October 20, 1993, who continued to have that loan as of the voting record date, are entitled to cast one vote in addition to any votes they may have as depositors.

MAY I VOTE IN PERSON AT THE SPECIAL MEETING?
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Yes, but please sign and mail your proxy today. If you decide to revoke your proxy you may do so by giving notice at the Special Meeting.

SHOULD I VOTE?
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Yes!  Your "YES" vote is very important!

WHY DID I GET SEVERAL PROXY CARDS?
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If you have more than one account, you could receive more than one proxy card, depending on the ownership structure of your accounts.

IS THERE A HOLDING PERIOD FOR THE STOCK?
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No. Only Alaska Pacific's Board of Directors and Executive Officers along with any NASD (National Association of Securities Dealers) Affiliates have a holding period.

PLEASE VOTE, SIGN AND RETURN ALL PROXY CARDS RECEIVED!

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                            STOCK INFORMATION CENTER
                            ------------------------

                             Toll Free (888)277-8625

                         10:00 am - 5:30 pm, Alaska Time

                              Stock Center Location
                              ---------------------

                           2094 Jordan Avenue, Juneau
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                                 Alaska Pacific
                                Bancshares, Inc.


                            the holding company for


                              Alaska Pacific Bank

                    (Currently Alaska Federal Savings Bank)




                         Become a Charter Shareholder!

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                              Capital Requirements

                                [GRAPH OMITTED]

As of December 31, 1998, Alaska Federal Savings Bank exceeded all regulatory capital requirements.

                                    Tangible         Core        Risk-Based
                                     Capital       Capital         Capital
                                    --------       -------       ----------
     Required .....................    1.5%          3.0%            8.0%
     12/31/98 .....................    6.9%          6.9%           12.4%
     Pro Forma* ...................   10.2%         10.2%           18.4%
     ----------
     * Assumes the sale of 700,000 shares and retention of 22.3% of the net conversion proceeds by the Holding Company

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                           Loan Portfolio Composition

The Alaska Federal's loan portfolio primarily consists of first mortgage loans secured by one- to four-family residences most of which are located in its primary market area of southeast Alaska. Also, Alaska Federal makes various types of consumer loans and loans for commercial purposes.

                                [GRAPH OMITTED]

     One- to four-family ...........................................  47.9%
     Consumer ......................................................  20.6%
     Commerical nonresidential .....................................  14.9%
     Other .........................................................  10.6%
     Commercial ....................................................   6.0%

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                                 Total Deposits


                                [GRAPH OMITTED]

     12/31/98 ...................................................  $101,945
     12/31/97 ...................................................    96,959
     12/31/96 ...................................................    96,810

Alaska Federal's liability structure consists primarily of customer deposits generated through their five retail offices. Total deposits have grown slightly over the past two years.

                                PRO FORMA DATA*
                   At or For the Year Ended December 31, 1998
================================================================================
                                MINIMUM     MIDPOINT      MAXIMUM    MAXIMUM OF
                               OF RANGE     OF RANGE     OF RANGE   RANGE (adj.)
                               --------     --------     --------   ------------
Shares Sold in the Offering      595,000      700,000      805,000      925,750

Sale Price Per Share ......       $10.00       $10.00       $10.00       $10.00

Gross Proceeds ............   $5,950,000   $7,000,000   $8,050,000   $9,257,500

Pro Forma
Stockholders' Equity ......  $12,600,000  $12,915,000  $13,825,000  $14,871,000

Pro Forma Stockholders'
Equity per Share (a) ......       $20.17       $18.45       $17.18       $16.06

Pro Forma Price/Book Ratio         49.58%       54.20%       58.21%       62.27%

Pro Forma Net Earnings
per Share .................        $0.82        $0.73        $0.67        $0.61

Pro Forma Price/Earnings
Ratio .....................        12.20x       13.70x       14.93x       16.39x
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* Information based upon assumptions in the Prospectus under "Pro Forma Data."

(a) This is not intended to represent potential price appreciation. There are no assurances that the market price will equal or exceed the offering price.


                           SELECTED FINANCIAL RATIOS
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                                           At or For the Year Ended December 31,
                                           -------------------------------------
                                           1998            1997            1996
                                           ----            ----            ----
Return of average assets ................  0.31%           0.63%           0.05%

Return on average equity ................  4.67%          10.36%           0.81%

Interest rate spread ....................  3.99%           4.02%           4.16%

Net interest margin .....................  4.01%           3.99%           4.36%

Average equity to average assets ........  6.54%           6.06%           6.43%

Allowance for loan losses as a
percent of loans ........................  0.94%           0.94%           0.95%
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The common stock offered in the Conversion is not a deposit or account and is not federally insured or guaranteed. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the Prospectus accompanied by a stock order form and certification form.

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                               Stock Sales Center
                               2094 Jordan Avenue
                                Juneau, AK 99801
                                1-888-A-P-STOCK
                                (1-888-277-8625)

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ALASKA FEDERAL SAVINGS BANK                                      REVOCABLE PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ALASKA FEDERAL SAVINGS BANK ("ALASKA FEDERAL") FOR USE ONLY AT A SPECIAL MEETING OF MEMBERS TO BE HELD ON ______________ __, 1999 AND ANY ADJOURNMENT THEREOF ("SPECIAL MEETING").

The undersigned being a member of Alaska Federal Savings Bank ("Alaska Federal"), hereby authorizes the Board of Directors of Alaska Federal or any successors in their respective positions, as proxy, with full powers of substitution, to represent the undersigned at the Special Meeting of Members of Alaska Federal to be held at the executive offices of Alaska Federal located at 2094 Jordan Avenue, Juneau, Alaska on, _________ __, 1999, at _____ a.m., Alaska Time, and at any adjournment of said meeting, to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as set forth below:

     (1) To approve a Plan of Conversion adopted by the Board of Directors on February 19, 1999, and subsequently amended on April 16, 1999, providing for (i) the conversion of the Savings Bank from a federally chartered mutual to a federally chartered capital stock savings bank to be known as "Alaska Pacific Bank," and to be held as a wholly-owned subsidiary of a new holding company, Alaska Pacific Bancshares, Inc., including the adoption of a Federal Stock Charter and Bylaws for the Savings Bank, pursuant to the laws of the United States and the rules and regulations of the Office of Thrift Supervision.

                           FOR [ ]       AGAINST [ ]

     (2) To vote, in its discretion, upon such other business as may properly come before the Special Meeting or any adjournment thereof. Management is not aware of any other such business that may come before the Special Meeting.

                           FOR [ ]       AGAINST [ ]

This proxy, if executed, will be voted "FOR" adoption of the Plan and for adjournment of the Special Meeting if necessary if no choice is made herein. Please date and sign this proxy on the reverse side and return it in the enclosed envelope.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

ALASKA FEDERAL SAVINGS BANK                                      REVOCABLE PROXY

Any Member giving a proxy may revoke it at any time before it is voted by delivering to the Corporate Secretary of Alaska Federal Savings Bank either a written revocation of the proxy, or a duly executed proxy bearing a later date, or by voting in person at the Special Meeting.

The undersigned hereby acknowledges receipt of a Notice of Special Meeting of members of Alaska Federal Savings Bank to be held on ____day, _________ __, 1999 and a proxy statement for the Special Meeting prior to the signing of this Proxy.

                                        ----------------------------------------
                                        Signature                        Date


                                        ----------------------------------------
                                        Signature                        Date

                                        NOTE: Please sign exactly as your
                                        name appears on this Proxy.  Only one
                                        signature is required in the case of
                                        a joint account. When signing in a
                                        representative capacity, please give
                                        title.


          IMPORTANT: Please Detach, Sign and Return "ALL" proxies from
             "ALL" packets received in the enclosed blue envelope.
            FAILURE TO VOTE IS EFFECTIVELY THE SAME AS A "NO" VOTE.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

                                                 Alaska Pacific Bancshares, Inc.
                                                     Stock Information Center
                                                        2094 Jordan Avenue
                                                            Juneau, AK
                                                          (888) 277-8625
                                                         STOCK ORDER FORM
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Deadline: The Subscription Offering ends at 12:00 Noon, Alaska Time, on June 16, 1999. Your original Stock Order and Certification Form, properly executed and with the correct payment, must be received (not postmarked) at the address on the top of this form, or at any Alaska Federal Savings Bank branch office, by the deadline, or it will be considered void. Faxes or copies of this form will not be accepted.
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  (1) Number of Shares        Price Per Share       (2) Total Amount Due
  --------------------                              --------------------
                          X       $10.00        =
  --------------------                              --------------------

Minimum = 25 shares    Maximum = Generally 12,500 shares, however, see the Stock
Order Form Instructions (blue sheet) and the Prospectus.
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Method of Payment

(3) [ ] Enclosed is a check, bank draft or money order payable to Alaska Pacific Bancshares, Inc. for $___________.

(4) [ ] I authorize Alaska Federal to make withdrawals from my Alaska Federal certificate or savings account(s) shown below, and understand that the amounts will not otherwise be available for withdrawal:

        Account Number(s)                                        Amount(s)
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                                               Total Withdrawal
                     There is NO penalty for early withdrrawal.  ---------
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(5) Purchaser Information (check one)

(a) [ ] Eligible Account Holder -- Check here if you were a depositor with $50,000 or more on deposit with Alaska Federal as of December 31, 1997. Enter information in section 8 for all deposit accounts that you had at Alaska Federal on December 31, 1997.

(b) [ ] Supplemental Eligible Account Holder -- Check here if you were a depositor with $50,000 or more on deposit with Alaska Federal as of March 31, 1999 but are not an Eligible Account Holder. Enter information in section 8 for all deposit accounts that you had at Alaska Federal on March 31, 1999.

(c) [ ] Other Member -- Check here if you were a depositor of Alaska Federal as of April 30, 1999 or a borrower whose loan was outstanding as of October 20, 1993 which continued to be outstanding at April 30, 1999, but are not an Eligible Account Holder. Enter information in section 8 for all accounts that you had at Alaska Federal on April 30, 1999.

(d) [ ] General Community -- Check here if a, b or c do not apply.
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(6) [ ] Check here if you are a director, officer or employee of Alaska Federal or a member of such person's immediate family (same household).
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(7) [ ] NASD Affiliation -- see description on reverse side of this form.
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(8) Please review the preprinted account information listed below. The accounts printed below may not be all of your qualifying accounts or even your accounts as of the earliest of the three dates if you have changed names on the accounts. You should list any other accounts that you may have or had with Alaska Federal in the box below. SEE THE STOCK ORDER FORM INSTRUCTIONS SHEET FOR FURTHER INFORMATION (blue sheet). All subscription orders are subject to the provisions of the Plan of Conversion.
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        Additional Qualifying Accounts
        Account Title (Names on Accounts)                   Account Number
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        Please Note: Failure to list all of you accounts may result in the loss of part or all of your subscription rights. (additional space on back of form)
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(9) Stock Registration -- Please Print Legibly and Fill Out Completely
    (Note: The stock certificate and all correspondence related to this stock order will be mailed to the address provided below)

    [ ] Individual                      [ ] Corporation
    [ ] Joint Tenants                   [ ] Partnership
    [ ] Tenants in Common               [ ] Individual Retirement Account
    [ ] Uniform Transfer to Minors Act  [ ] Fiduciary/Trust (Under
    [ ] Uniform Gift to Minors Act          Agreement Dated______________)
    ----------------------------------------------------------------------------
    Name                                Social Security or Tax I.D.
    ----------------------------------------------------------------------------
    Name                                Social Security or Tax I.D.
    ----------------------------------------------------------------------------
    Mailing                                             Daytime
    Address                                             Telephone
    ----------------------------------------------------------------------------
                              Zip                       Evening
    City            State     Code      County          Telephone
    ----------------------------------------------------------------------------
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Acknowledgment By signing below, I acknowledge receipt of the Prospectus dated ____________, 1999 and understand I may not change or revoke my order once it is received by Alaska Pacific Bancshares, Inc. I also certify that this stock order is for my account and there is no agreement or understanding regarding any further sale or transfer of these shares. Applicable regulations prohibit any persons from transferring, or entering into any agreement directly or indirectly to transfer, the legal or beneficial ownership of subscription rights or the underlying securities to the account of another person. Alaska Pacific
Bancshares, Inc. will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights and will not honor orders known by it to involve such transfer. Under penalties of perjury, I further certify that: (1) the social security number or taxpayer identification number given above is correct; and (2) I am not subject to backup withholding. You must cross out this item, (2) above, if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of underreporting interest or dividends on your tax return. By signing below, I also acknowledge that I have not waived any rights under the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended.

Signature: THIS FORM MUST BE SIGNED AND DATED BELOW AND ON THE BACK OF THIS FORM. This order is not valid if the Stock Order and Certification Form is not both signed and properly completed. Your order will be filled in accordance with the provisions of the Plan of Conversion as described in the Prospectus. An additional signature is required only if payment is by withdrawal from an account that requires more than one signature to withdraw funds.
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Signature                                                                 Date

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Signature                                                                 Date

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Office Use Only                         Check # _______________  _______________
                Date Rec'd ___/___/___  Ck. Amt _______________  _______________
                Batch # ______________  Order # ___________ Category ___________
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Item (7) continued -- NASD Affiliation (this section only applies to those individuals who meet the delineated criteria)

Check the box if you are a member of the National Association of Securities Dealers, Inc. ("NASD"), a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation With Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD affiliation box: (1) not to sell, transfer or hypothecate the stock for a period of three months following the issuance and (2) to report this subscription in writing to the applicable NASD member within one day of the payment therefor.
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Item (8) continued; Purchaser Information

        Account Title (Names on Accounts)                   Account Number
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                               CERTIFICATION FORM

  (This Certification Form Must Be Signed In Addition to the Stock Order Form)

I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE, OF ALASKA PACIFIC BANCSHARES, INC. ARE NOT DEPOSITS OR AN ACCOUNT AND ARE NOT FEDERALLY INSURED OR GUARANTEED BY ALASKA FEDERAL OR BY THE FEDERAL GOVERNMENT.

If anyone asserts that the shares of Common Stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Office of Thrift Supervision West Regional Director, Charles A. Deardorff, at (415) 616-1500.

I further certify that, before purchasing the shares of Common Stock of Alaska Pacific Bancshares, Inc. I received a copy of the Prospectus dated ____________, 1999 which discloses the nature of the Common Stock being offered and describes the following risks involved in an investment in the Common Stock under the heading "Risk Factors" beginning on page 1 of the Prospectus:

 1. Alaska Federal's Business Depends Heavily on the Economic Condition of its Primary Market Area and Weak Market Area Demographics has Hurt Core Earnings and Limits Growth Prospects.

 2. Alaska Federal's Recent Grown in Commercial Business and Consumer Lending Poses Greater Risks Than Residential Lending.

 3.  Loss of Key Personnel May Hurt Alaska Federal's Operations.

 4. Possible Loss of a Tax Benefit in the Form of Net Operating Loss Carryforwards.

 5. Implementation of Benefit Plans will Increase Future Compensation Expense and May Lower Alaska Federal's Net Income.

 6.  Issuance of Shares for Benefit Programs May Lower Your Ownership Interest.

 7. Possible Voting Control by Management and Employees May Make Takeover Attempts More Difficult to Achieve.

 8. Provisions in Alaska Federal's Articles of Incorporation and Statutory Provisions that Could Discourage Takeover Attempts by Other Parties.

 9. Employment Agreements and Severance Plan Could Make Takeover Attempts More Difficult to Achieve.

10. Possible Limited Market for Alaska Pacific Bancshare's Common Stock May Lower Market Price.

11. Your Subscription Funds Could be Held for an Extended Time Period if Completion of the Conversion is Delayed.

12.  Rising Interest Rates Could Hurt Alaska Federal's Profits.

13. Alaska Federal's Return on Equity Will Be Below Average After Conversion Because of High Capital Levels.

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Signature                   Date           Signature                   Date

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(Note: If shares are to be held jointly, both parties must sign)

EXECUTION OF THIS CERTIFICATION FORM WILL NOT CONSTITUTE A WAIVER OF ANY RIGHTS THAT A PURCHASER MAY HAVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

================================================================================
Alaska
Pacific                  Stock Ownership Guide and Stock Order Form Instructions
Bancshares,
Inc.
================================================================================

Stock Order Form Instructions - All subscription orders are subject to the provisions of the Plan of Conversion.
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Item 1 and 2 - Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares ordered by the subscription price of $10.00 per share. The minimum purchase is 25 shares. Generally, the maximum purchase for any person is 12,500 shares. No person, together with associates, as defined in the Prospectus, and no person acting in concert may purchase more than 25,000 shares. For additional information, see "Alaska Federal's Conversion - Limitations on Purchases of Shares" in the Prospectus.

Item 3 - Payment for shares may be made in cash (only if delivered by you in person, although we request you to exchange the cash for a check with any of the tellers at Alaska Federal Savings Bank (the "Savings Bank")), by check, bank draft or money order payable to ALASKA PACIFIC BANCSHARES, INC. DO NOT MAIL CASH. Your funds will earn interest at the applicable account rate until the Conversion is completed.

Item 4 - To pay by withdrawal from a savings account or certificate at the Savings Bank, insert the account number(s) and the amount(s) you wish to withdraw from each account. If more than one signature is required for a withdrawal, all signatories must sign in the signature box on the front of this form. To withdraw from an account with checking privileges, please write a check. The Savings Bank will waive any applicable penalties for early withdrawal from certificate accounts. A hold will be placed on the account(s) for the amount(s) you indicate to be withdrawn. Payments will remain in account(s) until the stock offering closes.

Item 5 - Please check the appropriate box to tell us the earliest of the three dates that applies to you. Borrowers, having a loan as of October 20, 1993 that was active on April 30, 1999, are Other Members.

Item 6 - Please check this box if you are a director, officer or employee of the Savings Bank, or a member of such person's household.

Item 7 - Please check this box if you have a National Association of Securities Dealers, Inc. ("NASD") affiliation (as defined on the reverse side of the Stock Order Form.)

Item 8 - Please review the preprinted qualifying account information. The accounts listed may not be all of your qualifying accounts or even your accounts as of the earliest of the three dates if you have changed their ownership. You should list any other qualifying accounts that you may have or had with the Savings Bank in the blue box located under the heading "Additional Qualifying Accounts". These may appear on other stock order forms you have received. For example, if you are ordering stock in just your name, you should list all of your accounts as of the earliest of the three dates that you were a depositor. This may include accounts on which you were a joint owner, your own regular individual accounts or your IRA accounts. Similarly, if you are ordering stock jointly with another depositor, you should list all accounts on which either of you are owners, i.e. individual accounts, joint accounts, etc. If you are ordering stock in your minor child's or grandchild's name under the Uniform Transfer to Minors Act ownership, the minor must have had an account on one of the three dates and you should list only their accounts. If you are ordering stock corporately, you need to list just that corporation's accounts, as your individual accounts do not qualify. Failure to list all of your qualifying accounts may result in the loss of part or all of your subscription rights.

Item 9 - The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of Alaska Pacific
Bancshares' common stock. Please complete this section as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening phone numbers. We will need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor. Subscription rights are not transferable. If you are an eligible or supplemental eligible account holder or other member, to protect your priority over other purchasers as described in the Prospectus, you must take ownership in at least one of the account holder's names.

                  (See Reverse Side for Stock Ownership Guide)

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Alaska
Pacific                  Stock Ownership Guide and Stock Order Form Instructions
Bancshares,
Inc.
================================================================================

Stock Ownership Guide
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Individual - The stock is to be registered in an individual's name only. You may not list beneficiaries for this ownership.

Joint Tenants - Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

Tenants in Common - Tenants in common may also identify two or more owners. When stock is to be held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

Uniform Transfer / Gift to Minors Act - For residents of Alaska and many states, stock may be held in the name of a custodian for the benefit of a minor under the Uniform Transfer to Minors Act. For residents in other states, stock may be held in a similar type of ownership under the Uniform Gift to Minors Act of the individual state. For either ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the child reaches legal age. Only one custodian and one minor may be designated.

Instructions: On the first name line, print the first name, middle initial and last name of the custodian, with the abbreviation "CUST" after the name. Print the first name, middle initial and last name of the minor on the second name line followed by the notation UTMA-AK or UGMA-Other State. List only the minor's social security number.

Corporation/Partnership - Corporations/Partnerships may purchase stock. Please provide the Corporation/Partnership's legal name and Tax I.D. To have depositor rights, the Corporation/Partnership must have an account in the legal name. Please contact the Stock Information Center to verify depositor rights and purchase limitations.

Individual Retirement Account - Individual Retirement Account ("IRA") holders may make stock purchases from their deposits through a prearranged "trustee-to-trustee" transfer. Stock may only be held in a self-directed IRA. Please contact the Stock Information Center if you have any questions about your IRA account and please do not delay in exploring this option.

Registration for IRA's:  On Name Line 1 - list the  name of the broker or trust department followed by CUST or TRUSTEE.
                         On Name Line 2  - FBO (for benefit of) YOUR NAME IRA
                           a/c #_____________.
                         Address will be that of the broker/trust department to
                           where the stock certificate will be sent.
                         The Social Security/Tax I.D. number(s) will be either
                           yours or your trustees, as they direct.
                         Please list your phone numbers.

Fiduciary/Trust - Generally, fiduciary relationships (such as Trusts, Estates, Guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

Instructions: On the first name line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first name line. Following the name, print the fiduciary title such as trustee, executor, personal representative, etc. On the second name line, print the name of the maker, donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after "Under Agreement Dated," fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.

              (See Reverse Side for Stock Order Form Instructions)

                                     [LOGO]

                             Charles Webb & Company

                                 A Division of
                         KEEFE, BRUYETTE & WOODS, INC.


To Members and Friends of
Alaska Federal Savings Bank
--------------------------------------------------------------------------------

Charles Webb & Company, a division of Keefe, Bruyette & Woods, Inc., a member of the National Association of Securities Dealers, Inc. ("NASD"), is assisting Alaska Federal Savings Bank ("Alaska Federal") in its conversion from a federally chartered mutual to a federally chartered stock savings bank to be known as Alaska Pacific Bank which will become a wholly-owned subsidiary of a new holding company, Alaska Pacific Bancshares, Inc. ("Alaska Pacific"). In connection with the conversion, Alaska Pacific is offering shares of its common stock in a subscription offering pursuant to a Plan of Conversion.

At the request of Alaska Pacific, we are enclosing materials explaining this process and your options, including an opportunity to invest in shares of Alaska Pacific common stock, which is being offered to customers through 12:00 Noon, Alaska Time, on June 16, 1999. Please read carefully the enclosed offering materials, including the Prospectus, for a complete discussion of the stock offering. Alaska Pacific has asked us to forward these documents to you in accordance with certain requirements of the securities laws in your state.

Should you have any questions, please call us toll free at (888) 277-8625, Monday through Friday from 10:00 am to 5:30 pm, Alaska Time, or stop by the Stock Information Center located at 2094 Jordan Avenue in Juneau.

Very truly yours,


Charles Webb & Company


THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND, OR ANY GOVERNMENT AGENCY.



------------------- Investment Bankers and Financial Advisors ------------------

                                                      , 1999


Dear Friend:

     We are pleased to announce that Alaska Federal Savings Bank ("Alaska Federal") is converting from a federally chartered mutual to a federally chartered stock savings bank to be known as Alaska Pacific Bank and will become a wholly-owned subsidiary of a new holding company, Alaska Pacific Bancshares, Inc. ("Alaska Pacific"). In connection with the conversion, Alaska Pacific is offering shares of its common stock in a subscription offering pursuant to a Plan of Conversion.

     Because of your subscription rights as a former member of Alaska Federal, we are sending you the following materials which describe the stock offering.

     PROSPECTUS: This document provides detailed information about Alaska Federal's operations and the proposed stock offering.

     QUESTIONS AND ANSWERS: Key questions and answers about the stock offering are found in this pamphlet.

     STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase Alaska Pacific common stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering common stock is 12:00 Noon, Alaska Time, on June 16, 1999.

     As a former depositor of Alaska Federal, you have the opportunity to buy stock directly from Alaska Pacific Bancshares, Inc. in the conversion without commission or fee. If you have additional questions regarding the stock offering, please call us toll free at (888)277-8625, Monday through Friday from 10:00 a.m. to 5:30 p.m., Alaska Time, or stop by the Stock Information Center located at 2094 Jordan Avenue in Juneau.

                                        Sincerely,



                                        Craig E. Dahl
                                        President and Chief Executive Officer


THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND, OR ANY OTHER GOVERNMENT AGENCY.

                                        ______________, 1999


Dear Prospective Investor:

     We are pleased to announce that Alaska Federal Savings Bank ("Alaska Federal") is converting from a federally chartered mutual to a federally chartered stock savings bank tp be known as Alaska Pacific Bank and will become a wholly-owned subsidiary of a new holding company, Alaska Pacific Bancshares, Inc. ("Alaska Pacific"). In connection with the conversion, Alaska Pacific is offering shares of its common stock in a subscription offering pursuant to a Plan of Conversion.

     We have enclosed the following materials that will help you learn more about the merits of Alaska Pacific common stock as an investment. Please read and review the materials carefully.

     PROSPECTUS: This document provides detailed information about Alaska Pacific's operations and a complete discussion on the proposed stock offering.

     QUESTIONS AND ANSWERS: Key questions and answers about the stock offering are found in this pamphlet.

     STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase Alaska Pacific common stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering common stock is 12:00 Noon, Alaska Time, on June 16, 1999.

     We invite you and other local community members to become charter shareholders of Alaska Pacific. Through this offering you have the opportunity to buy stock directly from Alaska Pacific without a commission or a fee. The Board of Directors and Senior Management of Alaska Federal fully support the stock offering.

     If you have additional questions regarding the stock offering, please call us toll free at (888)277-8625, Monday through Friday from 10:00 a.m. to 5:30 p.m., Alaska Time, or stop by the Stock Information Center located at 2094 Jordan Avenue in Juneau.

                                        Sincerely,



                                        Craig E. Dahl
                                        President and Chief Executive Officer


THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND, OR ANY OTHER GOVERNMENT AGENCY.

                                        _______________,1999


Dear Member:

     We are pleased to announce that Alaska Federal Savings Bank ("Alaska Federal") is converting from a federally chartered mutual to a federally chartered stock savings bank to be known as Alaska Pacific Bank and will become a wholly-owned subsidiary of a new holding company, Alaska Pacific Bancshares, Inc. ("Alaska Pacific"). In connection with the conversion, Alaska Pacific is offering shares of its common stock in a subscription offering pursuant to a Plan of Conversion.

     Unfortunately, Alaska Pacific is unable to either offer or sell its common stock to you because the small number of eligible subscribers in your jurisdiction makes registration or qualification of the common stock under the securities laws of your jurisdiction impractical, for reasons of cost or otherwise. Accordingly, this letter should not be considered an offer to sell or a solicitation of an offer to buy the common stock of Alaska Pacific.

     However, as a member of Alaska Federal you have the right to vote on the Plan of Conversion at the Special Meeting of Members to be held on _________, 1999. Therefore, enclosed is a Proxy Card, a Proxy Statement (which includes the Notice of the Special Meeting) and a Prospectus (which contains information incorporated into the Proxy Statement), including a complete discussion of the offering and a return envelope for your Proxy Card.

     I invite you to attend the Special Meeting on _________, 1999. However, whether or not you are able to attend, please complete the enclosed Proxy Card and return it in the enclosed envelope to ensure your vote is counted at the Special Meeting.

                                        Sincerely,



                                        Craig E. Dahl
                                        President and Chief Executive Officer

                                        _______________,1999


Dear Member:

     We are pleased to announce that Alaska Federal Savings Bank ("Alaska Federal") is converting from a federally chartered mutual to a federally chartered stock savings bank to be known as Alaska Pacific Bank and will become a wholly-owned subsidiary of a new holding company, Alaska Pacific Bancshares, Inc. ("Alaska Pacific"). In connection with the conversion, Alaska Pacific is offering shares of its common stock in a subscription offering pursuant to a Plan of Conversion.

     To accomplish the conversion, we need your participation in an important vote. Enclosed is a proxy statement describing the Plan of Conversion and your voting and subscription rights. The Plan has been approved by the Office of Thrift Supervision and now must be approved by you. YOUR VOTE IS VERY IMPORTANT.

     Enclosed, as part of the material, is your proxy card which is located behind the window of your mailing envelope. This proxy card needs to be signed and returned to us prior to the Special Meeting to be held on ________, 1999. Please take a moment to sign all of the enclosed proxy cards and return them to us in the blue postage-paid envelope provided. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE PLAN.

     The Board of Directors believes the conversion will offer a number of advantages such as an opportunity for depositors and certain borrowers of Alaska Federal to become shareholders. Please remember:

     o Your accounts at Alaska Federal will continue to be insured up to the maximum legal limit by the Federal Deposit Insurance Corporation ("FDIC").

     o There will be no change in the balance, interest rate, or maturity of any deposit accounts because of the conversion.

     o Members have a right, but no obligation, to buy Alaska Pacific common stock and may do so without a commission or fee before it is offered to the general public.

     o Like all stock, shares of Alaska Pacific common stock issued in this offering will not be insured by the FDIC.

     Enclosed is a prospectus containing a complete discussion of the stock offering. We urge you to read this material carefully. If you are interested in purchasing Alaska Pacific common stock, your enclosed Stock Order and Certification Form and payment for the shares must be received by Alaska Federal prior to 12:00 Noon, Alaska Time, on June 16, 1999.

     If you have additional questions regarding the stock offering, please call us toll free at (888)277-8625, Monday through Friday from 10:00 a.m. to 5:30 p.m., Alaska Time, or stop by the Stock Information Center located at 2094 Jordan Avenue in Juneau.

                                        Sincerely,



                                        Craig E. Dahl
                                        President and Chief Executive Officer


THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND, OR ANY OTHER GOVERNMENT AGENCY.

================================================================================

                           Alaska Pacific Bancshares


                               Community Meeting

                                 June xx, 1999

================================================================================

The shares of common stock being offered are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other government agency. This is not an offer to sell or a solicitation of an offer to buy stock. The offer is made only by the Prospectus.

================================================================================

                          Management of Alaska Federal


     o    Craig E. Dahl, President and Chief Executive Officer

     o    Lisa Corrigan Bell, Senior Vice President, Chief Operating Officer

     o    Roger K. White, Senior Vice President and Chief Financial Officer

================================================================================

================================================================================

                                  Total Assets

                                 [GRAPH OMITTED]


                                    Thousands


                 12/31/98 ............................. $110,806

                 12/31/97 ............................. $114,476

                 12/31/96 ............................. $109,287



================================================================================

================================================================================

                                   Asset Mix

                                 [GRAPH OMITTED]


                 Loans, net .............................. 63.9%
                 Investment securities ................... 16.4%
                 Cash and cash equivalents ............... 13.2%
                 Other ...................................  6.5%


                              At December 31, 1998


================================================================================

================================================================================

                              Loans Receivable, Net

                                 [GRAPH OMITTED]


                                    Thousands


                 12/31/98 .............................. $70,836

                 12/31/97 .............................. $78,720

                 12/31/96 .............................. $76,611


================================================================================

================================================================================

                                 Loan Portfolio

                                 [GRAPH OMITTED]


                 One- to four-family ..................... 47.9%
                 Commercial nonresidential ............... 14.9%
                 Commercial ..............................  6.0%
                 Other ................................... 10.6%


                              At December 31, 1998

================================================================================

================================================================================

                                 Total Deposits

                                 [GRAPH OMITTED]


                                    Thousands


                 12/31/98 ............................. $101,945

                 12/31/97 ............................. $ 96,959

                 12/31/96 ............................. $ 96,810


================================================================================

================================================================================

                                 Equity Capital

                                 [GRAPH OMITTED]


                                    Thousands


                 12/31/98 ............................... $7,250

                 12/31/97 ............................... $7,140

                 12/31/96 ............................... $6,358


================================================================================

================================================================================

                          Total Equity to Total Assets

                                 [GRAPH OMITTED]



                 12/31/98 ................................ 6.54%

                 12/31/97 ................................ 6.24%

                 12/31/96 ................................ 5.82%


================================================================================

================================================================================

                                   Net Income

                                 [GRAPH OMITTED]


                                     ($000s)


                 12/31/98 ................................. $336

                 12/31/97 ................................. $699

                 12/31/96 ................................. $ 56


================================================================================

================================================================================

                            Return on Average Assets

                                 [GRAPH OMITTED]


                 12/31/98 ................................ 0.31%

                 12/31/97 ................................ 0.63%

                 12/31/96 ................................ 0.05%


================================================================================

================================================================================

                            Return on Average Equity

                                 [GRAPH OMITTED]


                 12/31/98 ...............................  4.67%

                 12/31/97 ............................... 10.36%

                 12/31/96 ...............................  0.81%


================================================================================

================================================================================

                               Net Interest Margin

                                 [GRAPH OMITTED]


                 12/31/98 ................................ 4.01%

                 12/31/97 ................................ 3.99%

                 12/31/96 ................................ 4.36%


================================================================================

================================================================================


                              Capital Requirements

                                [GRAPH OMITTED]


                                    Tangible         Core        Risk-Based
                                    --------        -----        ----------
     Requirement ..................    1.5%          3.0%            8.0%
     December 31, 1998 ............    6.9%          6.9%           12.4%
     Pro Forma ....................   10.2%         10.2%           18.4%
     ----------
     * Assumes the sale of 700,000 shares


================================================================================

================================================================================


                             Preference Categories


1. Eligible Account Holders -- Depositors with $50 or more on deposit as of December 31, 1997

2.   Employee Stock Ownership Plan (ESOP)

3. Supplemental Eligible Account Holders -- Depositors with $50 or more on deposit as of March 31, 1999

4. Other Members -- Depositors and Certain Borrowers as of the Voting Record Date April 30, 1999

5.   Residents of the  communities  of Juneau,  Ketchikan,  Sitka and  Wrangell,
     Alaska

6.   General Public


================================================================================

================================================================================


                                 Pro Forma Data


                                MINIMUM     MIDPOINT      MAXIMUM    MAXIMUM OF
                               OF RANGE     OF RANGE     OF RANGE   RANGE (adj.)
                               --------     --------     --------   ------------
Shares Sold in Offering ...      595,000      700,000      805,000      925,750

Sale Price Per Share ......       $10.00       $10.00       $10.00       $10.00

Gross Proceeds ............   $5,950,000   $7,000,000   $8,050,000   $9,257,500

Pro Forma
Stockholders' Equity ......  $12,600,000  $12,915,000  $13,825,000  $14,871,000

Pro Forma Stockholders'
Equity per Share ..........       $20.17       $18.45       $17.18       $16.06

Price/Book Ratio ..........        49.58%       54.20%       58.21%       62.27%

Pro Forma Net Income
per Share .................        $0.82        $0.73        $0.67        $0.61

Price/Earnings Ratio ......       12.20x       13.70x       14.93x       16.39x

================================================================================

================================================================================




                       We thank you for your interest in


                           ALASKA PACIFIC BANCSHARES






                           OTC Bulletin Board: "XXXX"

================================================================================